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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 6, 1995, except with respect to the planned Merger between the Company and Schwitzer, Inc. as discussed in Note 17 to the consolidated financial statements, as to which the date is February 25, 1995, incorporated by reference and included in Kuhlman Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.

                                          ________/S/ ARTHUR ANDERSEN LLP_______
                                                   ARTHUR ANDERSEN LLP


Louisville, Kentucky
April 25, 1995